Exhibit 99.1

US GOLD NEWS RELEASE

Denver, Colorado (November 19, 2007) - US GOLD CORPORATION (AMEX- TSX: UXG) today announced that Ann Carpenter has stepped down as President, Chief Operating Officer and Director of the Company.

About US Gold

US Gold Corporation is a United States based gold exploration company aggressively exploring in Nevada. The Company has a large land position, a strong treasury and an experienced exploration team. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

For further information contact:

William F. Pass	Ana E. Aguirre
Vice President and Chief Financial Officer	Manager, Investor Relations
Tel: (303) 238-1438	Tel: (647) 258-0395
Fax: (303 238-1724	Toll Free: (866) 441-0690
bill@usgold.com	Fax: (647) 258-0408
165 South Union Blvd., Suite 565	info@usgold.com
Lakewood, CO 80228	99 George Street, 3rd Floor
Toronto, ON M5A 2N4